NEWS RELEASE

TimkenSteel Announces First-Quarter 2019 Results

•	Delivers net income and EBITDA in line with guidance.

•	Continues to improve product mix and price, driving gross margin expansion.

CANTON, Ohio: May 2, 2019 - TimkenSteel (NYSE: TMST, timkensteel.com), a leader in customized alloy steel products and services, today reported first-quarter 2019 net sales of $371 million and net income of $4.2 million or $0.09 per diluted share. In the same quarter last year, net sales were $381 million with a net loss of $1.9 million or minus $0.04 per diluted share. EBITDA(1) for first-quarter 2019 was $26.3 million, an increase of $5 million over the same quarter last year.
“As anticipated, our performance strengthened in the first quarter, with continued expansion in gross margin and increased net income compared with the same quarter last year. We achieved these results by executing a strategy to sell a richer mix of products, improve price and deliver on time,” said Tim Timken, chairman, CEO and president. “This commercial strategy combined with operational excellence in safety, quality and customer service remains our priority and will drive shareholder value.”
FIRST-QUARTER 2019 FINANCIAL SUMMARY
First-quarter net sales decreased $10 million or 3 percent year over year.

•	Ship tons were 260,900, a decrease of 13 percent from first-quarter 2018. The decrease was in line with prior guidance and primarily due to lower oil country tubular goods (OCTG) billet shipments.

•	Net sales benefited from improvements in product mix and price, driven by improved 2019 contract pricing, prior-year spot price increases and a continued focus on the sale of higher-margin products.

•	Surcharge revenue of $90 million represents a slight decrease from the prior-year quarter, primarily as a result of lower volumes.

(1) Please see discussion of non-GAAP financial measures in this news release.

TimkenSteel Corporation
1835 Dueber Ave. S.W., GNE-14, Canton, OH 44706
Media Contact: Nancy Spatholt	Investor Contact: Mitch Byrnes
P 330.471.7000	P 330.471.7000
news@timkensteel.com	ir@timkensteel.com

First-quarter 2019 EBIT(1) increased to $8.5 million compared with $2.8 million for the same period a year ago.

•	Net income was $4.2 million, an increase of $6.1 million from first-quarter 2018.

•	Improvements in contract pricing and the benefit of prior-year spot pricing, combined with lower OCTG billet volume, resulted in a $22 million improvement in product mix and price.

•	Manufacturing costs reflected lower fixed-cost leverage of $9 million due to first-quarter 2019 planned production downtime to balance inventory with near-term demand.

•	Raw material spread was an $11 million headwind due to the decline of the No.1 busheling scrap index and lower volumes compared with first-quarter 2018.
SECOND-QUARTER 2019 OUTLOOK

•	Shipments are expected to be similar to first-quarter 2019 on 12 percent lower production.

•
Lower second-quarter demand and production provides the opportunity to accelerate certain scheduled maintenance into the second quarter from third-quarter 2019. As a result of this timing change, second-quarter fixed-cost leverage will be lower by approximately $10 million and second-quarter maintenance will increase by approximately $7 million, with an offsetting benefit in third-quarter 2019.

•	Raw material spread is expected to be a headwind as the No.1 busheling scrap index trends downward compared with first-quarter 2019.

•
Adjusted EBITDA(1) is projected to be between $0 and $10 million. At this time the company is unable to reconcile its second-quarter outlook for adjusted EBITDA(1) to a comparable GAAP range due to an expected re-measurement of one of its postretirement plans during the second-quarter 2019. The gain or loss from the re-measurement cannot currently be estimated.

FULL-YEAR 2019 ADDITIONAL INFORMATION

•	Improved product mix and price compared to 2018 are expected to continue to benefit the company for the remainder of 2019.

•
Actions are being implemented that are expected to drive improved profitability of approximately $50 million on an annualized basis, with approximately $30 million being realized in the remainder of 2019.

•	2019 capital spending is projected to be approximately $50 million.

(1) Please see discussion of non-GAAP financial measures in this news release.

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The company will host a conference call at 9 a.m. ET on Friday, May 3, to discuss its financial performance with investors and securities analysts. The financial results and conference call materials will be available online at investors.timkensteel.com.
TimkenSteel Earnings Call Information:

Conference Call	Friday, May 3, 2019 9 a.m. ET Toll-free dial-in: 833-238-7951 International dial-in: 647-689-4199 Conference ID: 3783677
Conference Call Replay	Replay dial-in available through May 11, 2019 800-585-8367 or 416-621-4642 Replay passcode: 3783677
About TimkenSteel Corporation
TimkenSteel (NYSE:TMST, timkensteel.com) creates tailored steel products and services for demanding applications, helping customers push the bounds of what's possible within their industries. The company reaches around the world in its customers' products and leads North America in large alloy steel bars (up to 16 inches in diameter) and seamless mechanical tubing made of its special bar quality (SBQ) steel, as well as supply chain and steel services. TimkenSteel operates warehouses and sales offices in five countries and has made its steel in America for more than 100 years. In 2018, the company posted sales of $1.6 billion and also achieved its safest year on record. Follow us on Twitter @TimkenSteel and on Instagram.
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NON-GAAP FINANCIAL MEASURES
TimkenSteel reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”) and corresponding metrics as non-GAAP financial measures. This earnings release includes references to the following non-GAAP financial measures: EBIT, EBITDA and Adjusted EBITDA. These are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting these non-GAAP financial measures is useful to investors as these measures are representative of the company’s performance and provide improved comparability of results. See the attached schedules for definitions of the non-GAAP financial measures referred to above and corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures. At this time, the company is unable to reconcile its second quarter outlook for Adjusted EBITDA to a comparable GAAP range due to an expected re-measurement of one of its postretirement plans during the second-quarter 2019. The amount of the gain or loss from the re-measurement cannot currently be estimated. Non-GAAP financial measures should be viewed as additions to, and not as alternatives for, TimkenSteel's results prepared in accordance with GAAP. In addition, the non-GAAP measures TimkenSteel uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures TimkenSteel uses in the same way.

FORWARD-LOOKING STATEMENTS
This news release includes “forward-looking” statements within the meaning of the federal securities laws. You can generally identify the company’s forward-looking statements by words such as "will," “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “outlook,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “seek,” “target,” “could,” “may,” “should” or “would” or other similar words, phrases or expressions that convey the uncertainty of future events or outcomes. The company cautions readers that actual results may differ materially from those expressed or implied in forward-looking statements made by or on behalf of the company due to a variety of factors, such as: deterioration in world economic conditions, or in economic conditions in any of the geographic regions in which the company conducts business, including additional adverse effects from global economic slowdown, terrorism or hostilities, including political risks associated with the potential instability of governments and legal systems in countries in which the company or its customers conduct business, and changes in currency valuations; the effects of fluctuations in customer demand on sales, product mix and prices in the industries in which the company operates, including the ability of the company to respond to rapid changes in customer demand, the effects of customer bankruptcies or liquidations, the impact of changes in industrial business cycles, and whether conditions of fair trade exist in U.S. markets; competitive factors, including changes in market penetration, increasing price competition by existing or new foreign and domestic competitors, the introduction of new products by existing and new competitors, and new technology that may impact the way the company’s

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products are sold or distributed; changes in operating costs, including the effect of changes in the company’s manufacturing processes, changes in costs associated with varying levels of operations and manufacturing capacity, availability of raw materials and energy, the company’s ability to mitigate the impact of fluctuations in raw materials and energy costs and the effectiveness of its surcharge mechanism, changes in the expected costs associated with product warranty claims, changes resulting from inventory management, cost reduction initiatives and different levels of customer demands, the effects of unplanned work stoppages, and changes in the cost of labor and benefits; the success of the company’s operating plans, announced programs, initiatives and capital investments (including the jumbo bloom vertical caster and advanced quench-and-temper facility), the ability to integrate acquired companies, the ability of acquired companies to achieve satisfactory operating results, including results being accretive to earnings, and the company’s ability to maintain appropriate relations with unions that represent its associates in certain locations in order to avoid disruptions of business; unanticipated litigation, claims or assessments, including claims or problems related to intellectual property, product liability or warranty, and environmental issues and taxes, among other matters; the availability of financing and interest rates, which affect the company’s cost of funds and/or ability to raise capital, the company’s pension obligations and investment performance, and/or customer demand and the ability of customers to obtain financing to purchase the company’s products or equipment that contain its products; the amount of any dividend declared by the company’s Board of Directors on the company’s common shares; and the overall impact of mark-to-market accounting. Additional risks relating to the company’s business, the industries in which the company operates or the company’s common shares may be described from time to time in the company’s filings with the SEC. All of these risk factors are difficult to predict, are subject to material uncertainties that may affect actual results and may be beyond the company’s control. Readers are cautioned that it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results and that the above list should not be considered to be a complete list. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(Dollars in millions, except per share data) (Unaudited)	2019	2018
Net sales	$371.0	$380.8
Cost of products sold	341.9	359.7
Gross Profit	29.1	21.1
Selling, general & administrative expenses (SG&A)	23.3	24.7
Other income, net	2.7	6.4
Earnings Before Interest and Taxes (EBIT) (1)	8.5	2.8
Interest expense	4.2	4.6
Income (Loss) Before Income Taxes	4.3	(1.8)
Provision for income taxes	0.1	0.1
Net Income (Loss)	$4.2	($1.9)

Net Income (Loss) per Common Share:
Basic loss per share	$0.09	($0.04)
Diluted loss per share (2)	$0.09	($0.04)

Weighted average shares outstanding - basic	44.7	44.5
Weighted average shares outstanding - diluted	45.2	44.5

(1) EBIT is defined as net income (loss) before interest expense and income taxes. EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's performance.

(2) Common share equivalents for shares issuable for equity-based awards were excluded from the computation of diluted earnings (loss) per share for the three months ended March 31, 2018 because the effect of their inclusion would have been anti-dilutive. Common share equivalents for shares issuable upon the conversion of outstanding convertible notes, were excluded from the computation of diluted earnings (loss) per share for the three months ended March 31, 2019 and 2018 because the effect of their inclusion would have been anti-dilutive.

Table Page 1

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions) (Unaudited)	March 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$7.8	$21.6
Accounts receivable, net of allowances	151.3	163.4
Inventories, net	324.3	296.8
Deferred charges and prepaid expenses	3.4	3.5
Other current assets	7.4	6.1
Total Current Assets	494.2	491.4

Property, Plant and Equipment, net	661.1	674.4
Operating lease right-of-use assets	15.9	—
Pension assets	12.7	10.5
Intangible assets, net	17.7	17.8
Other non-current assets	3.1	3.5
Total Assets	$1,204.7	$1,197.6

LIABILITIES
Accounts payable	$129.9	$160.6
Salaries, wages and benefits	26.6	36.8
Accrued pension and postretirement costs	3.0	3.0
Current operating lease liabilities	5.9	—
Other current liabilities	20.3	20.4
Total Current Liabilities	185.7	220.8

Convertible notes, net	75.2	74.1
Other long-term debt	140.0	115.0
Non-current operating lease liabilities	10.0	—
Accrued pension and postretirement costs	241.3	240.0
Deferred income taxes	0.6	0.8
Other non-current liabilities	10.6	11.7
Total Liabilities	663.4	441.6
SHAREHOLDERS' EQUITY
Additional paid-in capital	841.2	846.3
Retained deficit	(265.0)	(269.2)
Treasury shares	(26.5)	(33.0)
Accumulated other comprehensive loss	(8.4)	(8.9)
Total Shareholders' Equity	541.3	535.2
Total Liabilities and Shareholders' Equity	$1,204.7	$1,197.6

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in millions) (Unaudited)	Three Months Ended March 31,
	2019	2018
Operating Activities
Net income (loss)	$4.2	($1.9)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17.8	18.5
Amortization of deferred financing fees and debt discount	1.3	1.8
Deferred income taxes	(0.2)	(0.3)
Stock-based compensation expense	2.2	2.2
Pension and postretirement expense (benefit), net	1.8	(1.4)
Pension and postretirement contributions and payments	(2.4)	(2.5)
Changes in operating assets and liabilities:
Accounts receivable, net	12.1	(31.3)
Inventories, net	(27.5)	(28.8)
Accounts payable	(30.7)	35.7
Other accrued expenses	(11.4)	(13.2)
Deferred charges and prepaid expenses	0.1	0.4
Other, net	(0.9)	1.4
Net Cash Used by Operating Activities	(33.6)	(19.4)
Investing Activities
Capital expenditures	(4.4)	(2.2)
Net Cash Used by Investing Activities	(4.4)	(2.2)
Financing Activities
Proceeds from exercise of stock options	0.2	0.1
Shares surrendered for employee taxes on stock compensation	(1.0)	(0.7)
Revenue Refunding Bonds repayment	—	(30.2)
Repayments on credit agreements	(5.0)	(65.0)
Borrowings on credit agreements	30.0	130.0
Debt issuance costs	—	(1.7)
Net Cash Provided by Financing Activities	24.2	32.5
Increase (Decrease) In Cash and Cash Equivalents	(13.8)	10.9
Cash and cash equivalents at beginning of period	21.6	24.5
Cash and Cash Equivalents at End of Period	$7.8	$35.4

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Reconciliation of Earnings (Loss) Before Interest and Taxes (EBIT) (1), and Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (EBITDA) (2) to GAAP Net Income (Loss):
This reconciliation is provided as additional relevant information about the Company's performance. EBIT and EBITDA are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT and EBITDA is useful to investors as these measures are representative of the Company's performance. Management also believes that it is appropriate to compare GAAP net income (loss) to EBIT and EBITDA.

	Three Months Ended March 31,

(Dollars in millions) (Unaudited)	2019	2018
Net income (loss)	$4.2	($1.9)

Provision for income taxes	0.1	0.1
Interest expense	4.2	4.6
Earnings Before Interest and Taxes (EBIT) (1)	$8.5	$2.8
EBIT Margin (1)	2.3%	0.7%

Depreciation and amortization	17.8	18.5
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (2)	$26.3	$21.3
EBITDA Margin (2)	7.1%	5.6%

(1) EBIT is defined as net income (loss) before interest expense and income taxes. EBIT Margin is EBIT as a percentage of net sales.
(2) EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA Margin is EBITDA as a percentage of net sales.

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